Exhibit 3.2

Exhibit 3.2

NORTH CAROLINA

Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

COOPERATIVE BANKSHARES, INC.

the original of which was filed in this office on the 25th day of April, 2008.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 25th day of April, 2008.

Secretary of State

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Verify this certificate online at www.secretary.state.nc.us/verification

SOSID: 0344417 Date Filed: 4/25/2008 4:59:00 PM

Elaine F. Marshall

North Carolina Secretary of State

C200811601992

State of North Carolina Department of the Secretary of State

ARTICLES OF AMENDMENT BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.The name of the corporation is: Cooperative Bankshares, Inc.

2.The text of each amendment adopted is as follows (State below or attach):

The text of the amended ARTICLE 6 is attached as Appendix A hereto.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4. The date of adoption of each amendment was as follows: April 25, 2008

5. (Check either a, b, c, or d, whichever is applicable)

a. The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b. The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c. The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required)

d. x The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

CORPORATIONS DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622

(Revised January 2002) (Form B-02)

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ARTICLES OF AMENDMENT

6. These articles will be effective upon filing, unless a delayed time and date is specified:

These articles of amendment shall be effective on April 25, 2008.

This the 25th day of April, 2008

Cooperative Bankshares, Inc.

Name of Corporation

Signature

Frederick Willetts, III, President smd CEO

Type or Print Name and Title

NOTES;

1. Filing fee is $50. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622

(Revised January 2002) (Form B-02)

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APPENDIX A

ARTICLE 6. Directors. The Corporation shall be under the direction of the board of directors. The number of the Corporation’s directors shall be such number as shall be provided from time to time in, or in accordance with, the Corporation’s bylaws.

The board of directors of the corporation shall be divided into three classes of directors, which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Each class is to be as nearly equal in number as possible. At the first meeting of stockholders of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting thereafter, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, the number of directors equal to the number of the class whose term expires at such annual meeting shall be elected for terms of three years and until their successors are elected and qualified. Any directorships not filed by the stockholders shall be treated as vacancies to be filled by and in the discretion of the board of directors. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

The names and addresses of the persons who are to serve as the initial directors until the first meeting of stockholders at which directors are elected are:

Name Address

Frederick Willetts, Jr. 1103 Windsor Drive

Wilmington, North Carolina 28403

Frederick Willetts, III 1110 Windsor Drive

Wilmington, North Carolina 28403

Charles H. Boney 2105 Gillette Drive

Wilmington, North Carolina 28403

Paul G. Burton 723 S. Lumina Avenue

Wrightsville Beach, North Carolina 28480

F. Peter Fensel, Jr. 2502 Highland Drive

Wilmington, North Carolina 28403

James D. Hundley, M.D. 1117 Windsor Drive

Wilmington, North Carolina 28403

H. Thompson King, III 2602 Park Avenue

Wilmington, North Carolina 28403

Dr. William H. Wagoner 2202 Marlwood Drive

Wilmington, North Carolina 28403

O. Richard Wright, Jr. P.O. Box 457

Tabor City, North Carolina 28463

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